BDI INVESTMENT CORPORATION

                              FINANCIAL STATEMENTS
                        For the Year Ended June 28, 2003
                         (with auditor's report thereon)

                           BDI INVESTMENT CORPORATION

                                TABLE OF CONTENTS

                        For The Year Ended June 28, 2003




--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT                                                 1
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Statement of Assets and Liabilities                                       2
   Schedule of Investments                                              3 - 11
   Statement of Operations                                                  12
   Statements of Changes in Net Assets                                      13
   Notes to Financial Statements                                       14 - 18
   Financial Highlights                                                     19
   Corporate Data                                                           20
--------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
BDI Investment Corporation
Solana Beach, California


We have audited the accompanying statement of assets and liabilities of BDI Investment Corporation (the "Company") including the schedule of investments as of June 28, 2003, the related statement of operations for the year then ended and changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of investments owned as of June 28, 2003 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of BDI Investment Corporation as of June 28, 2003, the results of its operations for the year then ended, changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.




July 25, 2003

                           BDI INVESTMENT CORPORATION

                      STATEMENT OF ASSETS AND LIABILITIES

                                 June 28, 2003
================================================================================


Assets:
   Investments at market value (amortized cost:  $13,139,000)  $ 13,939,000
   Cash and cash equivalents                                      1,083,000
   Interest receivable                                              220,000
---------------------------------------------------------------------------

         Total assets                                            15,242,000
---------------------------------------------------------------------------

Liabilities:
   Accounts payable                                                  10,000
   Dividends payable                                                328,000
   Payable to broker                                                548,000
---------------------------------------------------------------------------

         Total liabilities                                          886,000
---------------------------------------------------------------------------



Net assets                                                     $ 14,356,000
---------------------------------------------------------------------------

Net asset value per share (based on 1,421,551 shares
        outstanding, net of 3,600 treasury shares)             $      10.10
---------------------------------------------------------------------------

   The accompanying notes are an intergral part of the financial statements.



                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                  June 28, 2003

===========================================================================================

                                                                              Value at
         Issuer and Title of Issue                          Par Value         Year End
-------------------------------------------------------------------------------------------

          California Tax Exempt Bonds
-------------------------------------------------------------------------------------------

    Alhambra, California; City Elementary                     $ 200,000          $ 225,000
    5.250%; September 1, 2012

    Alvord, California; Unified School                          250,000            301,000
    5.900%; February 1, 2016

    Anaheim, California; Water Revenue;                         100,000            100,000
    6.000%; July 1, 2003

    Bakersfield, California; Public Financing                   180,000            181,000
    Authority Revenue; Series A; 5.800%;
    September 15, 2006

    Banning, California; Community                               50,000             51,000
    Redevelopment Agency; 7.000%;
    March 1, 2020

    Bay Area, California; Toll Bridge                           100,000            110,000
    5.125%; April 1, 2015

    Berkeley California Unified School                           40,000             43,000
    District; Refunding Unlimited Tax;
    5.000%; August 1, 2017

    California Educational Facilities Authority                 135,000            140,000
    Revenue Refunding, Harvey Mudd
    College; 6.050%; December 1, 2008

    California Health Facilities Financing                      200,000            201,000
    Authority Revenue, AIDS
    Healthcare Foundation; 6.000%;
    September 1, 2003



   The accompanying notes are an intergral part of the financial statements.



                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                 June 28, 2003
======================================================================================



                                                                             Value at
         Issuer and Title of Issue                          Par Value        Year End
--------------------------------------------------------------------------------------

          California Tax Exempt Bonds, continued
--------------------------------------------------------------------------------------

California Health Facilities Financing                     $ 200,000       $   215,000
Authority Revenue, Episcopal
Homes Foundation; 5.000%;
February 1, 2011

California Health Facilities Financing                       100,000           110,000
Authority Revenue, Stanford Healthcare;
5.000%; November 15, 2013

California Health Facilities Financing                       250,000           268,000
Authority Revenue, Stanford Healthcare;
5.000%; November 15, 2015

California Housing Finance Agency                            165,000           171,000
Revenue, Home Mortgage; Series C;
5.200%; February 1, 2013

California GO's; Various Purpose                             250,000           272,000
5.250%; February 1, 2015

California; State Public Works Board;                        125,000           136,000
Lease; California State University;
5.000%; October 1, 2010

California; State Public Works Board;                        100,000           112,000
Lease; Department of Corrections;
5.500%; June 1, 2015

California; State Public Works Board;                        100,000           108,000
Lease; Department of Forestry and Fire;
4.700%; October 1, 2014

California; State Public Works Board;                        150,000           164,000
Lease; Long Beach and
San Luis Obispo Series B; 5.600%;
April 1, 2006



   The accompanying notes are an intergral part of the financial statements.


                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                 June 28, 2003
======================================================================================



                                                                            Value at
         Issuer and Title of Issue                          Par Value       Year End
--------------------------------------------------------------------------------------

          California Tax Exempt Bonds, continued
--------------------------------------------------------------------------------------

California; State Public Works Board;                         $ 225,000      $ 260,000
Lease; Regents of the Univ. of California;
5.250%; April 1, 2013

California; State Public Works Board;                            60,000         66,000
Lease; Substance Abuse
5.250%; January 1, 2013

California; State Public Works Board;                           210,000        240,000
Lease; Various Universities;
5.500%; June 1, 2014

California; Statewide Community                                 100,000        119,000
Development, Health Facilities
5.500%, October 1, 2014

California; Statewide Community                                 425,000        487,000
Development Certificate of Participation,
San Gabriel Valley; 5.375%;
September 1, 2007

Carlsbad, California; Improvement Board;                         70,000         72,000
Act 1915; District 97-1; 5.450%;
September 2, 2010

Carlsbad, California; Improvement Board;                         70,000         72,000
Act 1915; District 97-1; 5.350%;
September 2, 2009

Contra Costa County, California;                                100,000        108,000
CTFS PTRN; 6.200%; August 1, 2008




   The accompanying notes are an intergral part of the financial statements.


                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                 June 28, 2003
======================================================================================



                                                                             Value at
         Issuer and Title of Issue                          Par Value        Year End
--------------------------------------------------------------------------------------

          California Tax Exempt Bonds, continued
--------------------------------------------------------------------------------------

    Duarte, California; Redevelopment                     $ 100,000        $ 106,000
    Agency; Tax Allocation; 5.950%;
    September 1, 2004

    East Municipal Water & Sewer                            250,000          255,000
    District of California; 5.375%;
    July 1, 2013

    El Monte, California; Water Authority;                  240,000          274,000
    5.200%; September 1, 2012

    Emeryville, California; Public Financing                340,000          374,000
    Authority; Revenue Bond;
    5.700%; September 1, 2007

    Escondido, California; Multi-Family                      75,000           79,000
    Housing Revenue; FNMA; 5.250%;
    January 1, 2005

    Escondido, California; Multi-Family                      75,000           79,000
    Housing Revenue; 5.400%; FNMA;
    July 1, 2007

    Freemont Unified School District                        200,000          225,000
    5.250%, September 1, 2013

    Horicon Elementary School                               235,000          257,000
    District; 5.900%; August 1, 2012






   The accompanying notes are an intergral part of the financial statements.


                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                 June 28, 2003
======================================================================================


                                                                           Value at
         Issuer and Title of Issue                         Par Value       Year End
--------------------------------------------------------------------------------------

          California Tax Exempt Bonds, continued
--------------------------------------------------------------------------------------

Inyo County, California; CTFS PARTN;                          $ 175,000     $ 194,000
County Jail; 5.000%; February 1, 2011

Lynwood, California; Public Financing                           250,000       288,000
Authority; Lease Revenue; 6.000%;
September 1, 2012

Metro Water District; Waterworks                                320,000       326,000
Revenue; 5.400%; July 1, 2010

Mid-Peninsula Regional Open                                     150,000       162,000
Space District; 6.950%;
September 1, 2008

Montclair, California; Redevelopment                             10,000        12,000
Agency; Residential Mortgage Revenue;
7.750%; October 1, 2011

Montebello, California; Community                               100,000       110,000
Redevelopment Agency; 5.150%;
September 1, 2012

Oakland, California: G.O. Bds                                   100,000       112,000
5.200%; September 1, 2015

Oakland California Unified School District                      200,000       234,000
G.O. BDS; 5.75%; August 1, 2015

Palmdale, California; Single                                     45,000        54,000
Family Mortgage Revenue;
7.000%; September 1, 2011




   The accompanying notes are an intergral part of the financial statements.

                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                 June 28, 2003
======================================================================================


                                                                            Value at
         Issuer and Title of Issue                          Par Value       Year End
-------------------------------------------------------------------------=------------

          California Tax Exempt Bonds, continued
------------------------------------------------------------------------=-------------

     Placer County, California Water Agency;                $ 600,000      $ 618,000
     Revenue; Certificate of Participation;
     5.500%; July 1, 2010

     Pleasant Valley California School District                75,000         87,000
      5.350%; February 1, 2015

     Pomona, California; General Federal                      120,000        134,000
     Lease Financing; CTFS Partnership;
     5.500%; August 1, 2011

     Riverside City, California;                              600,000        606,000
     Electric Revenue; 5.000%;
     October 1, 2013

     Rossmoor Community Services                              105,000        109,000
     District Improvement Board; 5.800%;
     September 2, 2005

     Sacramento, California; Municipal Utility                455,000        510,000
     District Electric; 5.250%; May 1, 2013

     Sacramento, California; New Public                        50,000         53,000
     Housing Authority; 6.000%;
     December 1, 2007

     San Diego, California; Burnham Inst.;                    100,000        107,000
     5.150%; September 1, 2006




   The accompanying notes are an intergral part of the financial statements.



                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                 June 28, 2003
======================================================================================

                                                                             Value at
           California Tax Exempt Bonds, continued            Par Value       Year End
--------------------------------------------------------------------------------------

     San Diego, California; Redevelopment;                 $ 200,000        $ 223,000
     Horton Plaza, 5.550%; November 1, 2015

     San Francisco, California; Port                         100,000          105,000
     Commission; Revenue; 5.500%;
     July 1, 2004

     San Francisco, California; New Public                    50,000           53,000
     Housing Authority; 5.125%; August 1, 2010

     San Joaquin, California; Certificate                    200,000          201,000
     of Participation; General Hospital
     Project; 5.900%; September 1, 2003

     Sanger, California; Unified School                      125,000          146,000
     District; 5.350%; August 1, 2015

     Santa Clara County, California;                         150,000          154,000
     Housing Authority; 4.500%;
     November 1, 2007

     Santa Clara, California; Redevelopment                  200,000          225,000
     Agency; 5.250%; June 1, 2013

     Sierra Unified School District,                         200,000          205,000
     California; CTFS Partnership Financing;
     5.650%; March 1, 2004

     Sonoma, California; Community                            80,000           80,000
     Redevelopment Agency, Tax Allocation;
     7.900%; August 1, 2014



   The accompanying notes are an intergral part of the financial statements.

                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                 June 28, 2003
======================================================================================


                                                                            Value at
         Issuer and Title of Issue                         Par Value        Year End
--------------------------------------------------------------------------------------

          California Tax Exempt Bonds, continued
--------------------------------------------------------------------------------------

     Stockton, California; CTFS Partnership;                 $ 250,000       $ 281,000
     COP; 5.600%; August 1, 2014

     Tahoe Forest Hospital District,                           250,000         264,000
     California; Insured Health Facility
     Revenue; 5.850%; August 1, 2004

     Tehachapi, California; Unified School                     600,000         612,000
     District; 6.300%; August 1, 2021

     Temecula Valley Unified School District                   100,000         103,000
     Financing Project, California; 5.900%;
     September 1, 2004

     University of California, Revenue Bond,                   130,000         133,000
     Series B; 5.875%; September 1, 2008

     Vallejo, California; Mortgage Revenue;                    575,000         586,000
     5.650%; May 1, 2027

     Vallejo, California; School District                      260,000         309,000
     5.600%; August 1, 2015

     Westminster City, California; Certificate                 335,000         357,000
     of Participation - Public Improvement
     Project; 5.750%; June 1, 2009
--------------------------------------------------------------------------------------

     Total California Tax Exempt Bonds (98.5%)             $12,730,000     $13,734,000
======================================================================================

   The accompanying notes are an intergral part of the financial statements.


                           BDI INVESTMENT CORPORATION

                             SCHEDULE OF INVESTMENT

                                 June 28, 2003
=======================================================================================


                                                                            Value at
         Issuer and Title of Issue                          Par Value       Year End
---------------------------------------------------------------------------------------

          Puerto Rico Tax Exempt Bonds
---------------------------------------------------------------------------------------

     Puerto Rico; HFC SFM                                    $ 205,000     $    205,000
     Mortgage Revenue;
     7.500%; April 1, 2022
---------------------------------------------------------------------------------------

     Total Puerto Rico Tax Exempt Bonds (1.5%)                 205,000          205,000
---------------------------------------------------------------------------------------

     Total Investments (100%)                             $ 12,935,000     $ 13,939,000
=======================================================================================

   The accompanying notes are an intergral part of the financial statements.


                           BDI INVESTMENT CORPORATION
                            STATEMENT OF OPERATIONS
                       For the Year Ended June 28, 2003
=======================================================================================


Investment income:
     Tax-exempt interest                                   $ 715,000
     Tax-exempt dividends                                      3,000
---------------------------------------------------------------------------

            Total income                                                    $ 718,000


Expenses:
   Bookkeeping                                               37,000
   Professional fees                                         17,000
   Directors' fees                                            4,000
   Transfer agent fees                                        4,000
   Dividend distribution fees                                 4,000
   Other operating expense                                    4,000
---------------------------------------------------------------------------

          Total expenses                                                     70,000
---------------------------------------------------------------------------------------

          Net investment income                                             648,000
---------------------------------------------------------------------------------------

Realized and unrealized gain on investments:
   Proceeds from sales and bond redemptions               2,647,000
   Cost of investments sold and redeemed
       (identified cost basis)                            2,572,000
---------------------------------------------------------------------------

          Net realized gain on investment transactions      75,000

   Net change in unrealized appreciation on investments     35,000
---------------------------------------------------------------------------------------

          Net realized and unrealized gain on investments                   110,000
---------------------------------------------------------------------------------------

   Net increase in net assets resulting from operations                   $ 758,000
=======================================================================================



    The accompanying notes are an intergral part of the financial statements.



                           DBI INVESTMENT CORPORATION
                      STATEMENTS OF CHANGES IN NET ASSETS
                 For years ended June 28,2003 and June 29, 2002
===============================================================================================

                                                                         2003           2002
-----------------------------------------------------------------------------------------------
Increase in net assets from operations:
   Net investment income                                              $ 648,000       $ 680,000
   Net realized gain on investment transactions                          75,000          13,000
   Net change in unrealized appreciation on investments                  35,000         123,000
===============================================================================================

        Net increase in net assets resulting
             from operations                                            758,000         816,000

   Distributions to shareholders from net investment income            (652,000)       (701,000)
===============================================================================================

        Total increase in net assets                                    106,000         115,000

Net assets:
   Beginning of period                                               14,250,000      14,135,000
-----------------------------------------------------------------------------------------------

   End of period (including undistributed net
        investment income of $510,000 - 2003
        and $500,000 - 2002)                                        $14,356,000     $14,250,000
===============================================================================================

    The accompanying notes are an intergral part of the financial statements.

                           BDI INVESTMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                  June 28, 2003
--------------------------------------------------------------------------------

                                     NOTE 1
                                     GENERAL

After many years as an operating company, on January 10, 1984, BDI Investment Corporation (the "Company") filed a Registration Statement on Form N-2 with the Securities and Exchange Commission to register under the Investment Company Act of 1940 as a closed-end diversified management investment company. The Company initiated operations as a regulated investment company on June 30, 1984. The Company is incorporated under the laws of New Jersey.


                                     NOTE 2
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                   Fiscal Year

The Company's fiscal year ends on the Saturday nearest June 30. The fiscal year ending in 1999 reflects a 53 week year and the fiscal years ending in 2003 - 2000 reflect a 52 week year.

                                Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents. Cash equivalents include liquid money market funds.

                                   Investments

The investment portfolio consists primarily of tax-exempt bonds which are valued at the last bid price on the last business day of the period.

Gross unrealized appreciation and depreciation on investments on a federal income tax basis as of June 28, 2003 were $250,000 and $(120,000), respectively. The aggregate cost of securities for federal income tax purposes approximates amortized cost.

                           BDI INVESTMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                  June 28, 2003
--------------------------------------------------------------------------------


                               NOTE 2 - CONTINUED
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                               Income Recognition

Security transactions are recorded on the trade date. Purchases of securities are recorded at cost. Any premiums paid or discounts received are recognized in the determination of realized gain or loss. The Company amortizes bond premiums over the life of the bond using the effective yield method. Purchased interest income is accrued and recorded based upon settlement dates. The difference between amortized cost and value is reflected as unrealized appreciation (depreciation) on investments.

                                Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from these estimates and assumptions.

                                      Taxes

The Company has qualified as a Regulated Investment Company under certain provisions of the Internal Revenue Code beginning with the fiscal year starting July 1, 1984. Under such provisions, the Company will not be subject to federal income tax on income which it receives and distributes to its shareholders, provided that it distributes substantially all such income. As a Regulated Investment Company, the Company "passes through" to its shareholders the character of the income which it receives.

                                  Distributions

It is the Company's policy to record dividends to shareholders as of the earlier of the date they are declared by the Board of Directors or the record date. All dividends declared during the current year represent distributions from net investment income.

Dividends per share during 2003 consisted of $.0085, $.22 and $.23, and during 2002 consisted of $.0237, $.17 and $.30, respectively.

                           BDI INVESTMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                  June 28, 2003
--------------------------------------------------------------------------------

                                     NOTE 3
             OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

The Company invests primarily in California state and municipal bonds, most of which are guaranteed by the state or privately insured. At June 28, 2003, the value of all municipal bonds was $13,939,000. In addition, the Company's cash and cash equivalents consist of uninsured deposits with a major broker-dealer.

The Company holds financial instruments with off balance sheet risk in the normal course of business, specifically relating to bonds with call provisions. Such bonds are recorded at market value in the amount of $10,398,000 and though this is in excess of the stated call value of $9,851,000 at year end, the market value reflects, among other things, the call value risk.


                                     NOTE 4
                                PAYABLE TO BROKER

Payable to broker represents amounts due to the Company's broker related to purchases of investments before year end, which settled after year end.


                                     NOTE 5
                                 DIRECTORS' FEES

The Company pays fees and provides expense reimbursement to members of the Board of Directors who are not officers of the Company. Directors' fees for the year ended June 28, 2003 were $4,000.

                                     NOTE 6
                           RELATED PARTY TRANSACTIONS

The Company pays an affiliate for bookkeeping services. Fees for the year ended June 28, 2003 were $37,000.

Investment management services are provided to the Company by its chief executive officer and principal shareholder. The Company's chief executive officer does not charge fees for these services because he is the majority shareholder.

                           BDI INVESTMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                  June 28, 2003
--------------------------------------------------------------------------------


                                     NOTE 7
                        PURCHASES AND SALES OF SECURITIES

For the year ended June 28, 2003, the aggregate cost of security purchases was $2,243,000 and the aggregate proceeds from sales or redemptions of securities was $2,647,000.

No fees are charged by the securities custodian, a customary practice when securities transactions occur with that institution.


                                     NOTE 8
                                  INCOME TAXES

For the year ended June 28, 2003, no income tax expense was incurred due to the Company's qualification as a Regulated Investment Company and the distribution of substantially all its income for the current fiscal year to its shareholders.


                                     NOTE 9
                                   NET ASSETS


                                                                June 28,       June 29,
                                                                 2003            2002
                                                           --------------------------------

Preferred stock, without par value: authorized
      500,000 shares; issued, none                         $        --       $        --
Common stock, par value $.10 per share: authorized
      4,500,000 shares; issued, 1,428,751                       143,000           143,000
Less treasury stock at cost, 3,600 shares                       (22,000)          (22,000)
Additional paid-in capital                                    3,673,000         3,673,000
Accumulated undistributed net investment income                 509,000           500,000
Accumulated undistributed net realized gain (losses)             11,000           (51,000)
Unrealized appreciation on investments                          800,000           765,000
Retained earnings at June 30, 1984                            9,242,000         9,242,000
-------------------------------------------------------------------------------------------

           Net Assets                                      $ 14,356,000      $ 14,250,000
===========================================================================================

Retained earnings at June 30, 1984 represents cumulative undistributed earnings of the Company prior to its qualification as a regulated investment company.

                           BDI INVESTMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                  June 28, 2003
--------------------------------------------------------------------------------


                                     NOTE 10
                           CAPITAL STOCK TRANSACTIONS

There were no capital stock transactions for the Company for the years ended June 28, 2003 and June 29, 2002.


                                     NOTE 11
                                SUBSEQUENT EVENT

On June 24, 2003, the New York debt-rating firm Standard & Poor announced a downgrade on the rating of California bonds to a BBB rating. This is a three-level downgrade which is just two grades above the "junk" bond status. Currently 98.5% of the Company's investments are in California bonds. Management believes that the downgrade will have little effect on their California bonds portfolio as the Company's policy is to hold bonds to maturity, or until called by the issuer.


                           BDI INVESTMENT CORPORATION

                              FINANCIAL HIGHLIGHTS

        For the Years Ended June 28, 2003, June 29, 2002, June 30, 2001,
                         July 1, 2000, and July 3, 1999
------------------------------------------------------------------------------------------------------

Selected data for one share of common stock outstanding throughout each year follows (1999 is a 53 week year, 2003 - 2000 and 1998 are 52 week years):

                                           2003         2002         2001          2000         1999
------------------------------------------------------------------------------------------------------

Net asset value, beginning of year      $    10.02   $     9.94   $     9.65    $     9.85   $    9.96
======================================================================================================

Income from investment operations:
   Net investment income                      0.46         0.47         0.49          0.49        0.51
   Net realized and unrealized
      gain (loss) on investments              0.08         0.10         0.28         (0.19)      (0.11)
------------------------------------------------------------------------------------------------------

      Total from investment
          operations                          0.54         0.57         0.77          0.30        0.40

Less distributions to shareholders:
   Distributions from
      net investment income                  (0.46)       (0.49)       (0.48)        (0.50)      (0.51)
------------------------------------------------------------------------------------------------------

Net asset value, end of year            $    10.10   $    10.02   $     9.94    $     9.65   $    9.85
======================================================================================================

Total return                                  5.39%        5.73%        7.98%         3.07%       4.04%
======================================================================================================

Net assets, end of period
     (in millions)                      $     14.4   $     14.3   $     14.1    $     13.7   $    14.0

Ratio of expenses to
      average net assets                       .49%         .45%         .45%          .45%        .42%

Ratio of net investment
      income to average net
      assets                                  4.50%        4.76%        4.98%         5.02%       5.15%

Portfolio turnover                           15.85%        3.34%        5.81%         7.18%       5.06%
======================================================================================================
Number of shares outstanding
      at end of period                   1,421,551    1,421,551    1,421,551     1,421,551   1,421,551
======================================================================================================

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


                           BDI INVESTMENT CORPORATION

                                 CORPORATE DATA

--------------------------------------------------------------------------------


         Chairman of the Board of Directors,          Arthur Brody
         Chief Executive Officer and President

         Director                                     Edward Kane

         Director                                     Ronald Simon

         Secretary                                    Donald Brody

         Treasurer                                    Teresa Whorton

         Counsel                                      Lowenstein Sandler, PC

         Auditors                                     Lavine, Lofgren, Morris
                                                      & Engelberg, LLP

         Transfer Agent                               Registrar and Transfer
                                                      Company

         Custodian                                    Morgan Stanley Dean Witter



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